Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
NKARTA, INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Nkarta, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”).

2. The Certificate of Incorporation is hereby amended by deleting Article EIGHTH thereof and inserting the following in lieu thereof:

“EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, no person who is, or was at any time but is no longer serving as, a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article EIGHTH shall have the effect of increasing the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.”

3. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

Exhibit 3.1

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5. This Certificate of Amendment, and the amendments effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

Exhibit 3.1

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 7th day of June, 2023.

NKARTA, INC.

By: /s/ Paul Hastings

Name: Paul Hastings

Office: President and CEO